Exhibit 23.1

VIA EDGAR

April 10, 2020

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

RE:	Opinion of Counsel
Registration Statement on Form S-1 under the Securities Act of 1933

Great-West SecureFoundation Group Fixed Deferred Annuity Certificate, File No. 333-230622

Ladies and Gentlemen:

I hereby consent to the reference to my name under the caption “Legal Matters” in the prospectus, filed as part of the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Ryan L. Logsdon

Ryan L. Logsdon

Vice President, Associate General Counsel and Secretary

great-west life & annuity insurance company

8515 E. Orchard RoaD · Greenwood Village, CO 80111 · (303) 737-3000